Exhibit 99.1

INGRAM MICRO INC.
EXECUTIVE COMMITTEE CHARTER
Adopted September 15, 2009

I.	Purpose of Committee

The purpose of the Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc. (the “Company”) is to act when necessary on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Committee has and may exercise all of the powers and authority of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose.

II.	Committee Membership

The Committee shall be composed of at least three members of the Board, including the Chairman of the Board (the “Chairman”), and the Company’s Chief Executive Officer.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Committee shall meet at the call of its chairperson. The Committee shall report its actions to the Board, and shall annually assess its effectiveness.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants.